Exhibit 99.1

Rekor Systems Expects Significant Improvement in Second Quarter 2026 Financial Performance

Company Expects Adjusted EBITDA Loss to Narrow 78% Year Over Year to Approximately $1.3 Million

●	Company Expects Second Quarter Adjusted EBITDA Loss to Improve to $1.3 Million

●	$12.6 Million in Revenue, 55% Adjusted Gross Margin and $10 Million in Cash at Quarter-End Validates Rekor's More Efficient Operating Model

●	Company Expects to Achieve Profitability During the Second Half of 2026

COLUMBIA, Md., July 15, 2026 — Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), which builds trusted-data, privacy, and security solutions for real-world video and sensor networks, today announced preliminary and unaudited financial results for the second quarter ended June 30, 2026.

Preliminary Second Quarter 2026 Financial Highlights

Based on currently available information, the Company expects to report:

●	Revenue of approximately $12.6 million, representing growth of approximately 22% sequentially and approximately 2% compared with the second quarter of 2025;
●	Adjusted Gross Margin of approximately 55%, compared with approximately 53% in the first quarter of 2026;
●	Adjusted EBITDA loss of approximately $1.3 million; and
●	Cash at quarter-end of approximately $10 million.

The expected results demonstrate the outcomes of Rekor's operational realignment and cost-reduction initiatives, while also showing that these actions did not impair the Company's ability to support customers, execute existing programs, introduce new technologies, and grow revenue.

During the first half of 2026, Rekor completed a series of actions designed to align its operating structure with the current state of its business. These actions included optimizing engineering operations, reducing headcount, eliminating duplicative functions, and concentrating resources on customer delivery, revenue-generating products, and near-term commercial opportunities.

While the majority of the Company's headcount-related actions have now been completed, Rekor has identified additional efficiencies unrelated to workforce reductions and expects to implement them.

These additional savings are expected to further improve Rekor's operating leverage without reducing the resources devoted to customer delivery, product development, or commercial expansion. As the Company implements these measures they are expected to generate several million dollars of additional annualized cost savings. With the Company's operating structure substantially realigned, management is increasingly directing its attention toward revenue growth, market adoption, and scale.

The Company believes its expected second-quarter results demonstrate that the improvement in its operating performance is structural and sustainable, rather than the result of a single transaction or unusually favorable revenue mix.

Improved Operating Performance, Cash Preservation and Financial Flexibility

"The second quarter marks the point at which the benefits of our operational realignment became clearly visible in our financial results," said Joseph Nalepa, Chief Financial Officer of Rekor. "Revenue is expected to increase both sequentially and year over year, adjusted Gross Margin is expected to remain strong, and our Adjusted EBITDA loss is expected to decline to approximately $1.3 million."

Nalepa continued, "The revenue improvement was not dependent on a large, non-recurring software transaction. It reflects the ongoing economics of the business as it is structured today. In addition to the savings already realized, we have identified opportunities that could generate several million dollars of further annualized savings, none of which are currently expected to require additional headcount reductions. We expect those efficiencies to further strengthen our operating performance as we direct our focus toward growth and scale."

"We ended the quarter with approximately $10 million in cash, despite absorbing costs associated with the operational realignment during the first half of the year," Nalepa said. "We believe our ability to preserve this level of liquidity while substantially reducing our Adjusted EBITDA loss demonstrates that the actions we have taken are producing meaningful financial results."

Nalepa continued, "Our improved operating profile and liquidity position are also expected to support our previously announced evaluation of refinancing alternatives for the Prime Revenue Sharing Notes."

Rekor Delivers on Its First-Half Commitments

As part of the operational realignment accounced earlier this year, Rekor reduced its headcount by approximately 20%, with most of the resulting financial benefit expected to begin appearing during the second quarter. The Company also consolidated certain overseas engineering operations, which it previously estimated would reduce annual operating expenses by approximately $7.5 million.

"We told our shareholders that the first half of 2026 would be focused on rightsizing the Company and that the second half would be focused on growth and profitability," said Robert A. Berman, Chairman and Chief Executive Officer of Rekor. "We delivered on the first part of that commitment without sacrificing revenue, customers, near-term product development or the capabilities essential to our future growth."

Berman continued, "Q2 demonstrates the results of the operating model we have built and reflects the Company we are today. Rekor is smaller, faster, more accountable and substantially more efficient. We increased revenue despite a significant reduction in headcount, maintained strong margins, preserved approximately $10 million in quarter-end cash and reduced our expected Adjusted EBITDA loss to a level dramatically better than our historical performance."

"We are not finished improving the business and have identified several million dollars of additional cost efficiencies that do not depend on further workforce reductions. At the same time, the center of gravity is now shifting and our principal focus during the second half of 2026 will be returning to growth, expanding adoption of our platforms and scaling the business from a more efficient operating base."

"Based on our current outlook, we expect to achieve profitability on an Adjusted EBITDA basis during the second half of 2026. We believe these results indicate that we have materially changed the underlying economics of the Company while preserving the technologies, customer relationships and market opportunities required to accelerate growth."

Go-Secure.Video Expands Rekor's Growth Opportunity

During the quarter, Rekor launched Go-Secure.Video, a proprietary media-authentication technology that creates cryptographic proof of video authenticity from the moment of capture.

Go-Secure.Video is intended to help camera manufacturers, technology platforms, public agencies, media organizations, and other enterprises determine whether video is authentic, complete, and unchanged. The platform is designed to preserve authentication when video is clipped or exported, ensuring a persistent, verifiable connection between an excerpt and the original recording session.

Rekor also launched the Rekor Scout Axis Agent with Go-Secure.Video, bringing trusted and tamper-evident video capabilities to supported Axis cameras used with the Rekor Scout platform.

The Company has received strong initial industry interest following the launch and is engaged in discussions with several large global companies whose products and platforms present clearly defined use cases and an identifiable need for authenticated video. These discussions include potential launch-partner relationships and broader device, platform, and OEM integrations.

"We believe Go-Secure.Video addresses a rapidly emerging and increasingly urgent need," Berman said. "As artificial intelligence makes manipulated and synthetic video more difficult to distinguish from authentic recordings, the ability to establish trust at the moment of capture is becoming essential across public safety, security, media, insurance, transportation and numerous other markets."

"Although these discussions are ongoing and there can be no assurance of the timing or completion of any particular engagement, based on the current progress of these discussions, we believe an initial commercial launch-partner transaction could occur in Q3 2026. We are currently engaged with several very large companies that have both a compelling use case and an identifiable need for this technology."

Second-Half Outlook

The Company expects second-half performance to benefit from:

●	Its materially lower operating expense base;
●	Additional annualized efficiencies unrelated to further headcount reductions;
●	Continued revenue growth across its core roadway intelligence businesses;
●	Expansion of its data-as-a-service offerings;
●	Execution across its public safety, urban mobility and transportation management businesses; and
●	Potential commercial partnerships and integrations involving Go-Secure.Video.

Having substantially completed the primary rightsizing of the organization, Rekor is now focusing its principal efforts on growth, commercial execution and scale.

The Company expects the combination of revenue growth, additional efficiencies, continued cost discipline and operating leverage to support profitability during the second half of 2026.

Preliminary and Unaudited Financial Information

The Company's preliminary second-quarter results remain subject to completion of its normal quarter-end closing and review procedures. Rekor will provide complete financial results, including the applicable GAAP financial statements and reconciliations of non-GAAP financial measures, when it reports its second-quarter 2026 results and files its Quarterly Report on Form 10-Q.

The financial information contained in this press release is preliminary, unaudited, and based on information currently available to management. The Company's normal quarter-end closing and review procedures have not yet been completed.

Actual results may differ from the preliminary estimates contained in this release as a result of the completion of those procedures, final adjustments, and other developments arising between the date of this release and the date on which the Company reports its complete second-quarter financial results.

Non-GAAP Financial Measures

Adjusted EBITDA and adjusted Gross Margin are non-GAAP financial measures.

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for impairment of intangible assets, loss on extinguishment of debt, stock-based compensation, currency translation adjustments, losses or gains on sales of subsidiaries, and other unusual or non-recurring items.

EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States and should not be considered as alternatives to net income or loss or cash flow from operating activities as indicators of operating performance, measures of liquidity, or substitutes for other measures derived in accordance with U.S. GAAP.

Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue and should not be considered in isolation from, or as a substitute for, GAAP financial measures.

The Company presents these measures because management believes they provide useful supplemental information to investors regarding the Company's operating performance, progress in aligning expenses with revenue, and ability to service or incur debt. Other companies may calculate these measures differently.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures will be provided when Rekor reports its complete financial results for the quarter ended June 30, 2026.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) builds trusted-data, privacy, and security solutions for real-world video and sensor networks. Rekor's AI-powered roadway intelligence platforms are deployed across the United States, delivering real-time data and actionable insights to transportation agencies, law enforcement, and commercial operators.

For more information, visit Rekor.ai; for Go-Secure.Video, visit go-secure.video.

Forward-Looking Statements

This press release and its links and attachments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Inc. that involve substantial risks and uncertainties, including particularly statements regarding the Company's future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services.

These statements involve uncertainties, including known and unknown risks, and are dependent on other important factors that may cause the Company's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied. Any statements that are not statements of historical fact may be deemed to be forward-looking statements.

In some cases, forward-looking statements may be identified by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other similar expressions.

These forward-looking statements include, among other matters, statements concerning the Company's preliminary financial results; anticipated future financial and operating performance; expected achievement of profitability on an Adjusted EBITDA basis during the second half of 2026; revenue growth; additional cost efficiencies; cost structure; operating leverage; the Company's evaluation of refinancing alternatives for the Prime Revenue Sharing Notes; the Company's liquidity and financial flexibility; the market opportunity for Go-Secure.Video; discussions with potential launch partners, OEMs and other commercial counterparties; the timing, structure, and completion of any potential commercial arrangement; and the potential effect of an initial commercial integration on broader adoption.

These forward-looking statements speak only as of the date they are made and are subject to the risks, uncertainties, and assumptions described under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the disclosures made in this press release and in other documents the Company files from time to time with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company's control, these statements should not be relied upon as predictions of future events. The forward-looking statements are qualified in their entirety by reference to the risks discussed in the Company's SEC filings.

The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of receiving new information, the occurrence of events, or otherwise.

Media & Investor Relations

Charles Degliomini
Executive Vice President
Rekor Systems, Inc.
cdegliomini@rekor.ai